                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

[ASPECT(R) LOGO]                                                          [LOGO]

                BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT (hereinafter "Agreement") dated this 28th day of January, 2004 (the "Effective Date"), by and between Aspect Medical Systems, Inc., a Delaware corporation with its principal offices located at 141 Needham Street, Newton, Massachusetts ("Aspect") and Draeger Medical Systems, Inc., a Delaware corporation with its principal offices located at 16 Electronics Avenue, Danvers, MA ("Draeger") for the development and purchase of products and the licensing of software by Draeger from Aspect under the terms and conditions contained in this Agreement.

1.    BACKGROUND

      1.1 Aspect is a developer, manufacturer and distributor of medical devices, equipment and related hardware, software and accessories, including BISx, a device adapted to process selected EEG measurements and display the results thereof ("BIS") on a host patient monitor system.

      1.2 Draeger is a developer, manufacturer and distributor of medical devices, equipment and related hardware, software and accessories, including patient monitors.

      1.3 Draeger desires to integrate Aspect's BIS technology into Draeger's multiparameter patient monitors.

      1.4 Aspect agrees to sell and/or license to Draeger selected Aspect Products, subject to the terms and conditions contained in this Agreement.

2.    DEFINITIONS.

      "Aspect's Bispectral Index" or "BIS" is Aspect's proprietary processed EEG parameter that may be used as an aid in monitoring the effects of certain anesthetic agents.

      "Draeger Patient Monitors " means systems currently installed that have had the necessary software upgrades to be BIS compatible, as well as the Delta model monitors currently in production. Draeger Patient Monitors may include future models of Draeger monitors at Draeger's choice and discretion.

      "BISx" is the integrated solution of Aspect's BIS engine processing technology and the DSC-XP.

      "DCS-XP" is Aspect's Digital Signal Converter using XP technology. The DSC-XP is a small box that is kept close to the patient that converts the analog EEG signals to digital signals for processing the BIS value.

FINAL

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      "Aspect BISx Kit" is the Aspect components of the Draeger BISx System that are developed and manufactured by or for Aspect and licensed/sold to Draeger under this Agreement including the BISx and the Patient Interface Cable ("PIC") and the Fixed Monitor Cable (if necessary).

      "Fixed Monitor Cable" is a cable that is semi-permanently attached to the BISx and connects the BISx to the Draeger Patient Monitor. This cable will be primarily designed by Aspect with assistance from Draeger and supplied as part of the Aspect BISx Kit. It can be disconnected from the BISx only by a qualified service person.

      "Detachable Monitor Cable" is a cable that connects the BISx to the Draeger Patient Monitor. This cable will be primarily designed by Draeger, with assistance from Aspect and supplied by Draeger or its manufacturer for final assembly with the Aspect BISx Kit.

      "Pod-Com Interface" is a Draeger proprietary interface used to connect external devices to the Draeger Patient Monitoring Systems.

      "Pod-Com Connector" is the connector that will be integrated into the BISx system that will allow the Detachable Monitor Cable to plug into the BISx unit.

      "Draeger BISx System" is the combined Aspect BISx Kit and Monitor Cable.

      "Aspect BIS Sensor" means a single use disposable sensor manufactured by Aspect for use with the Aspect BISx Kit in the OR and ICU that is required to generate Aspect's Bispectral Index. These sensors include the BIS Quatro Sensor, the BIS Extend Sensor and the BIS Pediatric Sensor.

      "Aspect BIS Engine" is the processing unit for deriving BIS data from the raw EEG signal and consists of a PC board and connectors. This component is used in OEM modules to provide the BIS index on modular patient monitoring systems.

      "Aspect Products" means Aspect BISx Kit and any other product that can be ordered by Draeger as listed in Exhibit A (Aspect Products and Purchase Prices).

      "Software" means Aspect software programs in binary code form that are designed for use with the Aspect BISx Kit.

      "Documentation" means the BISx Serial Interface Specification.

      "Party" or "Parties" shall mean Aspect and Draeger each individually or jointly.

      "Affiliate" shall mean, with respect to either Aspect or Draeger, any other business entity which, directly or indirectly, controls, is controlled by, or is under common control with Aspect or Draeger, respectively.

3.    BISx DEVELOPMENT PROJECT.

      3.1   Project Management.

            (a) Each Party shall appoint a "Project Manager" who shall oversee and manage the joint project on a day-to-day basis.

FINAL                                 2/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            (b) The Project Managers shall meet regularly based on the project needs to assess the project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or videoconferences.

            (c)   Each Party shall bear its own communication and travel costs.

            (d) All communication in conjunction with this Agreement shall be directed to the appropriate person and address as listed in Exhibit C (Contact Persons/Addresses).

      3.2   Draeger Responsibilities.

            (a) Draeger will jointly design with Aspect the Detachable Monitor Cable and Draeger, or one of its designees, will develop, test and manufacture the Detachable Monitor Cable.

            (b) Draeger will develop the necessary software for the Draeger Patient Monitor to communicate with the Aspect BISx, allow the user to configure BIS parameters, and display the BIS related information on the Patient Monitor display.

            (c) Draeger shall integrate and test the integration of the components of the Aspect BISx Kit with the Draeger Patient Monitors.

            (d)   Any additional responsibilities defined in Section 3.4.

      3.3   Aspect Responsibilities.

            (a) Aspect, with assistance from Draeger, will incorporate the Pod-Com interface hardware directly into the BISx and will provide a Pod-Com Connector (receptacle) on the BISx unit itself.

            (b) Aspect shall design, develop and test the Aspect BISx Kit according to the mutually agreed specifications.

            (c) Upon Draeger completing the integration of BIS into the Draeger Patient Monitoring Systems, Aspect will "certify" this integration. This entails Aspect verifying the accurate display of BIS on the Draeger Patient Monitor. Once successfully verified, Aspect will provide Draeger with a Certification Letter so indicating. To facilitate the certification process, Draeger will lend to Aspect a Draeger Patient Monitor for testing purposes. Said Draeger Patient Monitor will be provided to Aspect, at Draeger's cost and expense, within thirty (30) days after execution of this Agreement, and it will be returned to Draeger, at Aspect's cost and expense, within thirty (30) days after either Draeger's written demand therefore, or termination of this Agreement, whichever first occurs.

            (d)   Any additional responsibilities as defined in Section 3.4

      3.4   BISx to Monitor Cable Design and Development

FINAL                                 3/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            (a) A technical feasibility study will be conducted jointly between Aspect and Draeger to assess the capability to use current production Draeger Pod-Com cables as the Detachable Monitor Cable with the BISx system. If this is determined to be feasible, Aspect will develop, [**], and with technical assistance from Draeger, a Pod-Com Connector that will allow the Detachable Monitor Cable to plug directly into the Pod-Com Connector on the BISx unit

            (b) Draeger will provide Aspect with necessary hardware interface information to electrically interface the BISx to the Pod-Com Interface port of the Draeger Patient Monitoring System. This may include, but is not limited to: Electrical schematics, FPGA design information (e.g. VHDL code) or access to pre-existing interface Integrated Circuits (e.g. FPGA, ASIC, etc.)

            (c) Draeger will provide Aspect with necessary mechanical interface information to mechanically interface the BISx to the Pod-Com Interface port of the Draeger Patient Monitoring System. This may include, but is not limited to, mechanical drawings, access to (potentially pre-existing) Pod-Com connectors, or access to Draeger's third-party manufacturer of Pod-Com connectors.

            (d) If it is determined that use of the Detachable Monitor Cable is not feasible, both parties will agree to work jointly together to design a Fixed Monitor Cable.

      3.5   Development Schedule

            (a) Aspect will use all reasonable efforts to meet the following development timeline:

                  [**]:   [**]
                  [**]:   [**]
                  [**]:   [**]

                  This schedule assumes the following:

                  (i) Draeger to provide tested VHDL code for Pod Com converter FPGA by [**]

                  (ii) Draeger to provide verification and "certification" of Pod Com converter hardware

                  (iii) Draeger to provide technical assistance to Aspect on implementation of converter circuitry

                  (iv)  No significant FDA delays

                  (v) Aspect (or designee) has authorization to purchase Pod Com Connectors

FINAL                                 4/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

4.    PURCHASE AND SALE OBLIGATIONS:

      4.1   Licenses - General.

            Subject to the terms and conditions of this Agreement, Aspect agrees to sell to Draeger the Aspect Products listed on Exhibit A (Aspect Products and Purchase Prices). The components of the Aspect BISx Kits purchased from Aspect under this Agreement shall only be used as components in, incorporated into or integrated with the BISx System which Draeger sells or leases to third-party users in the regular course of business. The components of the BISx System shall only be resold, leased, rented, licensed or otherwise transferred to third parties for use as a part of a Draeger BISx System incorporated into a Draeger Patient Monitor or as replacement parts used in Draeger BISx Systems and Draeger shall only sell Aspect approved accessories including cables and sensor products in connection with any Draeger BISx System.

      4.2   Aspect Software License.

            Aspect hereby grants to Draeger and its Affiliates a non-exclusive and non-transferable license, without the right to sublicense (except to purchasers of Draeger BISx Systems), during the term of the Agreement to use the Software loaded in the Aspect BISx Kit and related documentation provided by Aspect solely in connection with operation of the components of the Aspect BISx Kit in the Draeger BISx System. All rights sublicensed to Draeger customers to use the Draeger BISx Systems shall survive any termination of this Agreement.

      4.3   Distribution of Aspect BIS Sensors.

            (a)   Outside of the United States

                  Aspect hereby grants to Draeger the right to distribute Aspect BIS Sensors solely for use on Draeger BISx Systems sold to Draeger customers outside of the United States who have purchased Draeger BISx Systems Aspect shall not [**] Aspect shall [**] Aspect BIS Sensors for use with [**]. Draeger, [**] Aspect BIS Sensors [**]such Aspect BIS Sensors [**]. Draeger and Aspect also acknowledge that [**] Aspect BIS Sensors [**] Aspect BIS Sensors, [**] Aspect BIS Sensors [**].

            (b)   Within the United States

                  Draeger may sell one starter kit of five (5) Aspect BIS Sensors with each Draeger BISx System sold to the customer purchasing the corresponding Draeger BISx System.

                  Draeger may also purchase Aspect BIS Sensors in the United States for demonstration purposes. Aspect BIS Sensors purchased for demonstration use may not be resold to customers.

            (c)   Prices

                  Prices for Aspect BIS Sensors purchased by Draeger hereunder shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

FINAL                                 5/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      4.4   System Compatibility.

            [**] Draeger Patient Monitoring systems shipped to [**] will have host system software configured to support the Draeger BISx System and Aspect's BIS Index display.

            (a) Draeger Patient Monitoring Systems that have BIS capability will be labeled with a mutually agreed upon "BIS Ready" label in a mutually agreed upon location on the monitor.

      4.5   Exclusivity.

            The Draeger BISx System will be [**] in the BISx [**] BISx [**] are the [**] can be [**] used [**]. Nothing in this Agreement shall be construed to grant Aspect any license to sell, distribute or license to any third party any Draeger components, including the enabling software and Monitor Cable (Fixed or Detachable), in the Draeger BISx System. It is understood that Aspect sells, distributes, and licenses to other third parties both generic and customized Aspect BIS Engines and Aspect BISx Kits to meet the needs of other OEM customers, and nothing in this Agreement shall prohibit Aspect from continuing to sell, distribute, or license these products or components thereof to customers other than Draeger.

5.    SCOPE OF DELIVERY.

      5.1   Purchase Orders.

            Purchase orders (via Fax, e-mail, other electronic transmission or paper) for Aspect Products to be purchased under this Agreement (the "Orders") must be received by Aspect during the term of this Agreement and must specify a delivery date in accordance with the lead-time schedule outlined below under Section 5.6. All Draeger Purchase Orders shall make reference to the appropriate engineering drawing or manufacturing reference numbers.

      5.2   Order Acknowledgements.

            Draeger purchase orders shall be acknowledged in writing by Aspect within [**] [**] after receipt of the order, provided that the order is correct (pricing and part numbers) and that the requested delivery time is within the agreed lead time. If the requested delivery time is less than the agreed lead time, or if the quantity ordered exceeds by more than [**] percent ([**]%) the quantity ordered in the preceding month, Aspect shall use reasonable efforts to complete the requirements of such nonconforming orders within [**] from the date it receives such nonconforming order and to acknowledge such orders within [**] of its receipt. Order acknowledgements shall not be unreasonably withheld.

      5.3   Forecasts.

            Draeger shall furnish to Aspect a non-binding [**] forecast during the term of this Agreement with the number and type of Aspect Products for which Draeger expects to submit orders for the following [**].

      5.4   Installed Base Reporting.

            On a [**] basis, Draeger will report the number of BISx Systems installed during that [**] in the United States,

FINAL                                 6/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            dates of installation and overall installed base of BISx Systems by hospital on a [**] basis. Outside of the United States, Draeger will report on a [**] basis the total number of BISx Systems installed, and overall install base of Draeger BISx Systems by country.

      5.5   Cancellation and Rescheduling.

            (a) In the event of the cancellation of any Order by Draeger, Draeger shall be liable for the payment of cancellation charges based on the number of days prior to scheduled delivery date that written notice of cancellation is received by Aspect, as outlined below:

[**] weeks prior to acknowledged delivery    [**]
[**] weeks prior to acknowledged delivery    [**]% of order value
[**] weeks prior to acknowledged delivery    [**]% of order value
[**] weeks prior to acknowledged delivery    [**]% of order value
[**] weeks prior to acknowledged delivery    [**]% of order value

            (b) Notwithstanding anything to the contrary herein, the Parties agree that Draeger shall have the right to reschedule Orders, and to delay delivery of such Orders up to [**] later than the original delivery date.

      5.6   Lead Times.

            Lead times for the Draeger BISx System are expected to be [**] days. Late deliveries are subject to late fees of 1% per month (pro-rated daily). In the event of late deliveries by Aspect, Aspect will also promptly reimburse Draeger for documented and reasonable expedited shipment charges that Draeger incurs as a direct result of late shipments of the Aspect BISx Kit from Aspect.

6.    ROYALTIES AND COMMISSIONS.

      6.1   Commissions on Sales of Aspect BIS Sensors.

            For each Aspect BIS Sensor sold by Aspect to Draeger customers in the United States for use with Draeger BISx Systems, Aspect shall pay Draeger a commission equal to [**] percent of the net sales revenue (invoice price after discounts) billed by Aspect for such Aspect BIS Sensors. Aspect shall pay such commissions to Draeger on a [**] basis. With such [**] payments, Aspect shall provide to Draeger a list of Draeger customers to which such sales were made, the number of sensors sold in that [**], and the net revenue billed for the sale of the sensors by Aspect. This [**] payment shall be provided to Draeger no later than [**] following the end of each [**]. In the event that Aspect's standalone BIS monitors, the BIS modules and/or the BISx Systems of other manufacturers have also been installed at such sites in addition to Draeger BISx Systems, Draeger will be entitled to a [**] percent commission only on BIS Sensor sales intended for use with Draeger BISx Systems. A pro rata determination will be based on the total number of BIS units of different types installed at such locations during the period according to Aspect's

FINAL                                 7/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            installed base records. To facilitate such calculations, Draeger will be responsible for providing Aspect with the documentation required in Section 5.4, and Aspect shall be responsible for providing Draeger with accurate information regarding the total number of non-Draeger units which have been installed, and are in use, at such sites. The information on total installed BIS systems at Draeger accounts is auditable by an independent auditor at Draeger's expense.

7.    PRICES

      7.1   Purchase Prices.

            The prices of Aspect Products purchased by Draeger hereunder (the "Purchase Prices"), which are ordered during the term of the Agreement, shall be as set forth in Exhibit A (Aspect Products and Purchase Prices) as long as Draeger offers complementary, but not directly competitive products to the Draeger BISx System. Products that display a parameter claiming to be a measure of the hypnotic effect of anesthesia are considered to be directly competitive products for the purposes of this Section 7.

      7.2   Customization Costs.

            Additional cost (both NRE and incremental unit cost) for customization of the product (mold color, labeling) will be borne by Draeger. Draeger shall be responsible for any charges associated with scrap of inventory due to any subsequent changes made to customized product.

      7.3   Competitive Products and "BIS Ready" Price Discounts

            If Draeger offers a directly competitive product to the Draeger BISx System (any parameter that claims to be a measure of the hypnotic effect of anesthesia), the discounts for "% of Systems BIS Ready" shown in Exhibit A will be eliminated. Only discounts based on volume of BISx Systems shipped will be available from that time forward.

      7.4   Purchase Price Changes.

            (a)   Initial Prices

                  The initial prices set forth in Exhibit A (Aspect Products and Purchase Prices) are based on known material and labor costs for the BISx unit, and an estimated cost of $[**] for the Pod-Com Connector on the BISx unit. If the actual cost of the BISx Pod-Com Connector differs from the estimated cost of $[**] by more than [**]%, or the feasibility study referenced in Section 3.4 shows that a Fixed Monitor Cable is required, and the cost of the Fixed Monitor Cable solution differs from the estimated BISx Pod-Com Connector cost of $[**] by more than [**]%, the initial prices will be increased or decreased, as appropriate, by the difference between the actual cost and the estimated cost of $[**]. In any case, [**] will be responsible for any additional development costs for fixed or detachable monitor cables.

            (b)   Annual Purchase Price Review

FINAL                                 8/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                  Purchase Prices set forth in Exhibit A (Aspect Products and Purchase Prices) shall be reviewed 12 months after first delivery of production units and annually thereafter on a calendar year schedule. In the event material costs for the Aspect Products increase by more than [**] percent, Aspect shall have the right no more than once per year during the term of this Agreement to increase the Purchase Price of the Aspect Products by an equivalent amount by delivering reasonable documentation supporting such increase and by giving Draeger written notice of the increase not less than ninety (90) days prior to the date upon which the increased Purchase Price is to become effective. No Purchase Price increase shall apply to orders for Aspect Products accepted by Aspect prior to or during such ninety (90) day period. Notwithstanding anything to the contrary in this Section 6.2, no Purchase Price increase shall apply unless Aspect has used its reasonable efforts to find alternate suppliers of the materials that have increased in cost and, despite exercising such reasonable efforts, was not able to locate such alternate suppliers.

      7.5   [**]

            In no case shall the [**] Draeger [**] with Aspect [**] this Agreement [**].

      7.6   Taxes.

            All prices for Aspect Products are exclusive of all federal, state and local taxes, levies and assessments, and Draeger shall be responsible for the payment of all such taxes, levies and/or assessments imposed on Aspect Products purchased and/or licensed by Draeger hereunder, excluding taxes based on Aspect's net income from the transaction. Draeger shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow Aspect to refrain from collections, such as sales tax, which it would otherwise be obligated to make.

8.    TERMS OF PAYMENT.

      8.1   Invoices.

            Draeger shall pay to Aspect the Purchase Price and all other charges invoiced (i.e. freight) for all Aspect Products shipped hereunder within [**] days after the date of the invoice from Aspect. Nothing herein shall affect Aspect's right to withhold shipment or otherwise exercise its rights under Section 22 (Termination) hereof in the event of Draeger's failure to make payment when due for Aspect Products delivered to Draeger. Draeger shall have the right to provide Aspect with a specific address to which Aspect will send invoices for Aspect Products purchased under this Agreement.

      8.2   Late Payment Charge.

FINAL                                 9/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            Subject to applicable law, service and/or interest charges not exceeding the lesser of 1% per month or the highest amount permitted by law may, at the election of Aspect, be assessed on amounts past due more than thirty (30) days (that is, more than thirty (30) days after the payment due date as specified in Section 8.1).

9.    SHIPMENT AND DELIVERY.

      9.1 Delivery Location. Each shipment must indicate the exact address of the recipient on the outside of the packaging as follows:

                                     Draeger
                                       XXX
                                       XXX

      9.2   Delivery Terms.

            All shipments hereunder shall be EXW Aspect's Massachusetts point of origin (Incoterms 1990). All Aspect Products shall be deemed delivered and subject to Draeger's dominion and control only when properly packed and ready for shipment to Draeger and placed in the possession of a carrier designated by Draeger. Aspect shall cooperate with Draeger in the documentation and proof of loss claims promptly presented by Draeger to the appropriate carrier and/or insurer.

      9.3   Delivery Date and Date of Dispatch.

            The requested delivery date shall be specified on the Draeger Purchase Order provided that such delivery date must be at least [**] days after the date Aspect receives the Order; provided, however, that Aspect shall use its reasonable efforts to deliver the Order as close to requested date as reasonably possible (taking other customer demands on Aspect into account). Aspect shall utilize reasonable efforts to ensure that the order is delivered in accordance with Aspect's order acknowledgement and that the date of dispatch is [**] calendar days prior to the delivery date. Late delivery penalties to Aspect will apply as specified in Section 5.6 of this Agreement.

10.   ACCEPTANCE.

      Any Aspect Product shipped hereunder may be subjected to inspection and performance testing by Draeger, to confirm that it functions in accordance with Aspect's applicable product specifications in effect at the time of the ordering of such Aspect Products by Draeger. If mandatory changes or upgrades occur with the Aspect Products between the time of order and shipment, Aspect shall provide written documentation of the changes and Draeger shall review and approve or reject the changes within [**] days of receipt of notification. The two companies will work together to identify a mutually acceptable product.

      Draeger shall provide written notice to Aspect of the rejection of any such Aspect

FINAL                                 10/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      Product within [**] days of the date of receipt of any Aspect Product. Aspect shall have [**] days from receipt of a notice from Draeger rejecting an Aspect Product either, at its option, to make any necessary repairs to the defective Aspect Product or to replace it. If Aspect replaces an Aspect Product, Draeger shall dispose of the replaced Aspect Product in accordance with Aspect's instructions and at Aspect's expense. Draeger's sole remedy for rejected Aspect Products shall be limited to prompt repair or replacement of such Aspect Products. The Parties understand and agree that repaired or replaced Products shall be subjected to inspection and performance testing by Draeger, to the same extent as first delivered Products.

11.   WARRANTY.

      11.1  General.

            Aspect warrants solely to Draeger that Aspect Products (including Software) delivered hereunder shall perform substantially in accordance with the specifications in Exhibit B (Aspect's BISx Kit) and shall be free from defects in materials and workmanship, when given normal, proper and intended usage, for [**] months from the date of shipment of the Draeger BISx System to the Draeger end customer site or [**] months from the date of shipment by Aspect to Draeger, whichever is less. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables (except for failures occurring within [**] days of receipt of shipment by Draeger), or disposable items such as an Aspect BIS Sensor after the expiration date marked on the Aspect BIS Sensor packaging. Aspect shall not have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of Draeger, or anyone claiming through or on behalf of Draeger, or from improper or unauthorized use of Aspect Products, or use of Aspect Products in a manner for which they were not designed, or by causes external to Aspect Products such as, but not limited to, power or air conditioning failure.

      11.2  Warranty Procedures.

            Draeger shall notify Aspect of any Aspect Products which it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in Section 11.1. At Aspect's option, such Aspect Products shall be returned by Draeger to Aspect's designated facility for examination and testing, or may be repaired on site by Aspect. Aspect shall either repair or replace, within [**] days of receipt by Aspect, any such Aspect Product found to be defective and return these Products to Draeger. Transportation and insurance costs shall be borne by Aspect. Should Aspect's examination and testing disclose that there was no defect covered by the foregoing warranty, Aspect shall so advise Draeger and dispose of or return the Aspect Product in accordance with Draeger's instructions and at Draeger's expense, and Draeger shall reimburse Aspect for transportation and insurance costs.

      11.3  Repair Warranty.

            Aspect warrants its repair work

FINAL                                 11/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            and/or replacement parts for the duration of the original warranty period as set forth in Section 11.1 or at least [**] months, whichever is longer.

      11.4  DISCLAIMER OF WARRANTIES.

            THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

12.   SERVICE AND SUPPORT

      12.1  Service and Support.

            Draeger shall be responsible for providing installation, customer training, service and support (including repair) to its end customers for the Aspect Products Draeger sells to such customers, and Draeger shall bear all related costs incurred for labor, parts, or travel to perform such service.

      12.2  Service Training.

            Aspect agrees to provide initial service training, without charge to Draeger, to a mutually agreed upon number of Draeger service representatives prior to the market release of the BISx Systems, as well as periodic (typically [**]) ongoing training for existing and new Draeger service personnel.

      12.3  Service Period.

            For a period of [**] years following the last delivery to Draeger of the applicable Aspect Product ordered by Draeger hereunder, Aspect shall use its reasonable efforts to make available repair service (or at Aspect's sole discretion, exchange units for the Aspect Products) for purchase by Draeger and third party users of the Aspect products at Aspect's then-current prices for such repair services and exchange units. After expiry of this [**] year period, Aspect may, in its sole discretion, continue to supply repair services (and/or exchange units for the Aspect Products) subject to the mutual written agreement of the Parties.

      12.4  Service Reporting.

            For a period of ten (10) years, Aspect shall maintain a complete record of all repair activities performed on any Aspect Products received for repair.

13.   QUALITY ASSURANCE.

      13.1 Certification Status. Both parties agree to maintain, as applicable, ISO900x or ISO13485, EN460x, European directive 93/42/EEC Annex II ("MDD AX-II") certification status and compliance with the U.S. Food and Drug Administration's ("FDA") Quality System Regulation ("QSR"), the European Medical Device Directive ("MDD"), and other appropriate regulations pertinent to the development, manufacturing and marketing of medical products similar to the Aspect Products.

      13.2 Aspect Product Compliance. All Aspect Products sold by Aspect under this Agreement shall fully comply with the above quality requirements and guidelines

FINAL                                 12/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            (MDD AX-II, FDA QSR, etc.)

      13.3 QA and Regulatory Audits. Aspect shall permit Draeger's Quality Assurance department to conduct a reasonable audit of its facilities at a mutually agreed upon date after the date of this Agreement for the purpose of approving its status as an OEM supplier, and reasonable periodic audits thereafter for the purpose of confirming continuing compliance with applicable quality and regulatory requirements and guidelines. Such audits shall be scheduled with at least [**] advance notice during normal business hours and shall not take place more than once per calendar year. All costs incurred by Draeger for such audits shall be the sole responsibility of Draeger.

14.   REGULATORY MATTERS.

      14.1  Aspect Products.

            Aspect shall assume full regulatory responsibility for the Aspect Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Aspect BISx Kit. Both Parties shall work together to develop a regulatory plan which defines precisely what the regulatory and localization requirements are for Draeger. In particular, Aspect shall be responsible for generating its own Device Master Record for the Aspect BISx Kit. It is understood that the Aspect BISx Kit shall be a component of the Draeger BISx System. The Aspect product shall be labeled as manufactured by Aspect and include the Aspect CE mark.

      14.2  Draeger BISx System.

            Draeger shall assume the regulatory responsibility for the Draeger BISx System. Aspect shall provide commercially reasonable support to Draeger as required in the process of obtaining regulatory approvals by making available to Draeger any required information, data, certificates, or technical files in the requested formats as requested by the regulatory authorities.

      14.3  Product Complaints and Incident Reporting.

            Draeger and Aspect shall inform each other's Regulatory Affairs office (in writing) within [**] about any event involving mutually used technology that may require mandatory incident reporting to US & International Regulatory Agencies. Draeger and Aspect shall inform each other (in writing) within [**] business days of a customer complaint regarding the Draeger BISx System or Aspect BIS Sensors that were used in conjunction with a Draeger BISx System and relating to Aspect technology. Both parties will cooperate and use commercially reasonable efforts to resolve such customer complaints. Closure of any customer such complaints relating to the Draeger BISx will occur when Draeger notifies Aspect that the problem is resolved. Closure of any customer complaint relating solely to Aspect Products or Aspect BIS Sensors will occur when Aspect notifies Draeger that the problem is resolved.

      14.4  Notifications to Draeger.

FINAL                                 13/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            Aspect agrees to promptly inform Draeger of any official observations of FDA relating to any Aspect Product manufactured for Draeger or the manufacturing of such Product as well as Aspect's response to such findings. Aspect will immediately inform Draeger of any Aspect Product manufactured for Draeger that does not meet the Specifications or does not perform as intended or any information which may suggest that an Aspect Product manufactured for Draeger does not meet the Specifications or does not perform as intended, as well as any possible Medical Device Report ("MDR") reportable event of which it becomes aware.

      14.5  Recall.

            If any government agency requires Draeger to recall, destroy and/or withhold from marketing or selling any Product that are still under Aspect's warranty pursuant to this Agreement ("Recall") based upon such agency's reasonable determination that Aspect's workmanship in manufacturing such Products is the sole and direct cause of the Product defect necessitating the Recall ("Covered Products"), Aspect shall, subject to the parties' mutual written agreement by authorized representatives, (i) repair or replace, at Aspect's sole discretion, the Covered Products without charge to Draeger, and (ii) reimburse Draeger for its reasonable out-of-pocket expenses actually incurred by Draeger, as evidenced by supporting documentation provided to Aspect, in connection with Draeger's implementation of the Recall. Draeger shall bear all costs and expenses, and shall indemnify and hold Aspect and its Affiliates harmless, for any Product recall to the extent such recall is the result of any act or omission attributable to Draeger. This clause shall survive the expiration or termination of this Agreement.

      14.6  Delegation.

            Draeger may at its sole discretion delegate some of the obligations under this Section 14 to its sub-distributors. Notwithstanding anything to the contrary herein, Draeger shall remain responsible for compliance with this Section 14 even after such delegation.

      14.7  Traceability.

            Draeger agrees to maintain traceability through serial number and/or lot code for all Aspect products shipped to customer.

15. PRODUCT CHANGES; DISCONTINUED PRODUCTS; FUTURE PRODUCTS; CONTINUED SUPPLY, ENGINEERING CHANGES.

      15.1  Software Updates.

            Aspect shall make available to Draeger all future software features and performance improvements to the BIS software in the Aspect BISx Kit.

      15.2  Product Changes

            Aspect shall have the right, at any time and from time to time, to make substitutions and modifications to Aspect Products, provided that such substitutions or modifications shall not materially affect form, fit, function,

FINAL                                 14/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            reliability, serviceability, performance, functional interchangeability or interface capability of Aspect Products. In the event that any proposed substitution or modification affects, in Aspect's reasonable judgment, the form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of an Aspect Product, Aspect shall give Draeger written notice of such proposed substitution or modification at least [**] days prior to its taking effect and Draeger shall have the right, during such [**] day period and for [**] days thereafter, to order Aspect Products without such substitution or modification for delivery up to [**] days after such substitution or modification takes effect. Aspect shall provide the appropriate verification and validation information for evaluating the effect of the change on the Draeger BISx System.

      15.3  Discontinued Products.

            Aspect agrees to notify Draeger in writing not less than [**] months in advance of the discontinuance of any Aspect Products purchased by Draeger. Draeger shall be able to place orders for at least [**] months after receipt of the written notice in any case. In addition, Draeger shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order.

      15.4  Draeger-Initiated Product Engineering Changes

            Draeger may from time to time request in writing that Aspect implement an Engineering Change. Such request shall be accompanied by an Engineering Change Order ("ECO") form or equivalent with a written description of the proposed Engineering Change sufficient to permit Aspect to evaluate its feasibility, a revised Bill of Materials ("BOM"), drawings, media, and a proposed implementation date. Within a maximum of [**] business days of such request, Aspect will advise Draeger in writing of the conditions under which Aspect would implement the Engineering Change, if any. Aspect's evaluation will include, at a minimum, the cost to implement, any cost savings or increase as a result of the Engineering Change. The parties shall agree to any Engineering Change that may apply directly to the unit price of a Product within a maximum of [**] business days from the date that Aspect receives Draeger's notice of an Engineering Change. Purchase Orders shall be amended accordingly. In the event that Draeger designates an Engineering Change as "URGENT" or "RUSH", Aspect will use all reasonable efforts to respond to Draeger's request within [**] of receipt. If any Engineering Change causes an increase or decrease in the total number of Products due under a purchase order issued hereunder or in the time required for its performance, an equitable adjustment shall be made, provided, however, that any claim by either party must be made in writing in the form of a quotation within thirty (30) days from the acknowledged receipt date of the change notice by Aspect.

      15.5  Disposition of Product Parts

            If an Engineering Change is implemented by Aspect, Aspect will notify Draeger in writing of the disposition to be made of those parts affected in raw inventory, work in process, and finished

FINAL                                 15/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            goods. Further, Aspect will advise Draeger of the disposition of current purchase orders not yet processed at the time of the Engineering Change. Aspect and Draeger shall mutually agree on reimbursement to Aspect for any and all obsolete materials and rework that result from the implementation of any Draeger-initiated Engineering Changes prior to Aspect initiating implementation of the same. Aspect will use all reasonable efforts to minimize the cost exposure generated by obsolete Product parts. Aspect will make all reasonable efforts to return all goods to suppliers prior to reimbursement and settlement. Notwithstanding anything to the contrary contained herein, Draeger's liability for any material identified by Aspect as obsolete due to the implementation of any Draeger-initiated ECO will be limited to that quantity and price identified by Aspect at the time of Aspect's notice of acceptance of the ECO.

16.   OWNERSHIP AND PROTECTION OF RESULTS.

      16.1  No Transfer of Ownership.

            It is expressly agreed that neither Aspect nor Draeger shall transfer to the other Party any patent rights, copyrights or other intellectual property of any kind that either Party owns as of the date of this Agreement.

      16.2  Models, Patterns, Dies, etc.

            The Party paying for the design, development and manufacture of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement shall have title thereto, and possession thereof shall be transferred to such title holder no later than thirty (30) days after termination of this Agreement.

17.   DOCUMENTATION AND TRAINING.

      Aspect agrees to provide Draeger with product literature, sales team and customer training tools, operations and maintenance manuals, and other existing information to train the Draeger sales team to sell and maintain Aspect Products.

18.   CONFIDENTIALITY.

      No confidential information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient Party's employees and contractors directly involved with the recipient Party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own confidential information of like importance. In addition, each Party and its representatives shall use the confidential information only for the purposes specified under this Agreement and such information shall not be used for any other purpose without the prior written consent of the disclosing Party. Both sides should consider as confidential and protect any information that could reasonably be construed as confidential. This would include but

FINAL                                 16/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      not be limited to, technical information and specifications, sales plans including customer names and locations and product information including new developments and product roadmaps. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party, if it was a matter of written record in the recipient Party's files prior to disclosure to it by the other Party, if it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party, or if it was independently developed by the recipient Party without reference to the confidential information. Upon termination of this Agreement, each Party shall promptly destroy all confidential information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may retain one copy thereof for archival purposes. The obligations under this Section 18 shall continue for both Parties for a period of five (5) years after delivery by Aspect to Draeger of the last Aspect Product under this Agreement. Draeger is entitled to transmit confidential information of Aspect to Draeger subsidiaries and affiliated companies. In such case these subsidiaries and affiliated companies may only use such information to the same extent as Draeger is entitled to use such information under this Agreement. Draeger shall be responsible if any of these subsidiaries and affiliated companies fails to comply with the confidentiality provisions of this Agreement.

19.   INDEMNITIES.

      19.1  Indemnification by Aspect.

            (a) Aspect represents and warrants that it has not granted anywhere in the world any exclusive licenses or exclusive sublicenses in the Aspect Products that would prevent it from granting Draeger the licenses set forth in Section 4.2 (Aspect Software License). Aspect also represents and warrants that it has the right and authority to engage in the joint development of the Draeger BISx system as contemplated hereunder and further, that to its knowledge, such activity will not infringe upon or misappropriate any third party's intellectual property rights or violate the terms of any agreement Aspect has entered into with a third party.

            (b) Aspect warrants that it will deliver all Aspect Products free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. Aspect also warrants that as of the date of this Agreement, Aspect has received no notice of a claim of infringement or misappropriation from any third party regarding Aspect Products. Draeger's exclusive remedy with respect to breach of any warranty provided in this Section
                  19.1 shall be that Aspect will defend at its own expense, and will pay the costs and damages (including reasonable attorneys fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Draeger or any of Draeger's customers based on an allegation of such infringement or misappropriation with respect to any Aspect

FINAL                                 17/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                  Product.

            (c) In the event that any claim is brought against Draeger as a result of personal injuries and/or property damages resulting from that portion of the Draeger BISx System developed and manufactured by Aspect, and provided further that such claims are a result of the defective design or manufacture of the Aspect Products, do not arise as a result of the misuse of the Aspect Products, or the use of the Aspect Products in an application for which it was not designed by Aspect, where such claim would not have occurred but for such misuse or use, Aspect agrees that it shall indemnify and hold Draeger and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including reasonable attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in
                  Section 19.3 are followed.

      19.2  Indemnification by Draeger.

            (a) Draeger represents and warrants that it has the right and authority to engage in the development of the Draeger BISx System as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights or violate the terms of any agreement Draeger has entered into with a third party.

            (b) Draeger warrants that all Draeger Patient Monitors used with Aspect Products will be free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. Draeger warrants that as of the date of this Agreement, Draeger has received no notice of a claim of infringement or misappropriation from any third party regarding the Draeger Patient Monitors. Aspect's exclusive remedy with respect to breach of any warranty provided in this Section 19.2 shall be that Draeger will defend at its own expense, and will pay the costs and damages (including reasonable attorneys fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Aspect based on an allegation of such infringement or misappropriation with respect to any Draeger-supplied component of the Draeger BISx System.

            (c) In the event that any claim is brought against Aspect as a result of personal injuries and/or property damages resulting from the Draeger BISx System, and provided further that such claims do not arise as a result of the defective design or manufacture of that portion of the Draeger BISx System developed or manufactured by Aspect, Draeger agrees that it shall indemnify and hold Aspect and its directors, officers, employees, representatives and agents harmless from and against any damages,

FINAL                                 18/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                  liabilities, costs and expenses (including reasonable attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 19.3 are followed.

      19.3  Indemnification Procedures.

            (a) In the event that any person intends to claim indemnification pursuant to this Agreement, (an "Indemnitee"), it shall promptly notify the indemnifying Party (the "Indemnitor") in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor's ability to defend against the claim, suit or proceeding.

            (b) The Indemnitor shall have the sole right to control the defense and settlement thereof, provided, that (i) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among Aspect and Draeger (ii) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee's expense) as the Indemnitee may reasonably request and (iii) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or Files for Bankruptcy. The Indemnitee shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Agreement.

            (c) The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

20.   TRADEMARKS.

      20.1  Trademarks.

            (a)   Ownership.

                  Draeger acknowledges and agrees that Aspect is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks (the "Aspect Trademarks") identified on Exhibit D (Aspect Trademarks). Aspect acknowledges and agrees that Draeger is the sole and exclusive owner of all right, title and interest in and to the trademarks (the "Draeger Trademarks") identified on Exhibit D (collectively the "Trademarks"). Each Party recognizes the value of the other Party's

FINAL                                 19/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                  Trademarks and the good will associated with the other Party's Trademarks. Draeger agrees that its use of the Aspect Trademarks and any good will arising therefrom shall inure to the benefit of Aspect. Aspect agrees that its use of the Draeger Trademarks and any good will arising therefrom shall inure to the benefit of Draeger. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Aspect Trademarks to Draeger, or the Draeger Trademarks to Aspect, other than the grant of the licenses in Section 20.1 (c) below; it being acknowledged and agreed that all other right, title and interest in and to the Aspect Trademarks is expressly reserved by Aspect and its licensors, and all other right, title and interest in and to the Draeger Trademarks is expressly reserved by Draeger. Each Party shall keep the other Party's Trademarks free from all liens, mortgages or other encumbrances. Each Party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other Party in or to its Trademarks.

            (b)   Notice.

                  All Draeger BISx Systems that use the Aspect Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

                  (i) The statement "[insert trademark(s)] is a trademark(s) of [or licensed to] Aspect Medical Systems, Inc."

                  (ii) Draeger shall include the "(TM)" or "(R)" symbol, as instructed by Aspect, after the first prominent use of the Aspect Trademark in the Draeger Patient Monitor and related materials. Draeger shall have a period of sixty
                        (60) days in which to begin to use the "(R)" symbol in replacement of the "(TM)" symbol upon receiving instructions to do so by Aspect for all new stock of such materials. Draeger may continue to deliver stocked literature printed before the change becomes effective.

            (c)   License.

                  Aspect hereby grants to Draeger (and Draeger's Affiliates) a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use Aspect's Trademarks on the Draeger Patient Monitor screen display, the operator manuals provided by Draeger to its customers, or other locations designed to designate or promote the inclusion of BIS technology in the Draeger systems. Aspect shall have the right to use Draeger's trademarks only with Draeger's prior written consent, which consent shall be granted in Draeger's sole discretion. Neither Party shall have any other right to use, display or utilize the other Party's Trademarks for any other purpose or in any other manner.

FINAL                                 20/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            (d)   Quality Standards.

                  (i)   Inspection.

                        In the event that a Party uses the other Party's Trademarks as authorized herein, then, upon reasonable notice and request, the licensee Party will furnish to the licensor Party samples of the licensee Party's applicable advertising and promotional materials as necessary to allow the licensor Party to monitor compliance with this Agreement. In addition, upon reasonable notice and request, each licensee Party will permit the licensor Party to examine any products bearing the licensor Party's Trademarks to verify that such .products meet the licensor Party's quality control standards for such products. If such products do not meet the licensor Party's quality control standards, the licensee Party shall not distribute such products with the licensor Party's Trademarks.

                  (ii)  Protection and Infringement.

                        Each Party agrees to cooperate with and assist the other Party in obtaining, maintaining, protecting, enforcing and defending the other Party's proprietary rights in and to its Trademarks. In the event that either Party learns of any infringement, threatened infringement or passing-off of the other Party's Trademarks, or that any third party claims or alleges that the other Party's Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public, the Party obtaining such information shall notify the other Party giving the particulars thereof, and if such claims or allegations relate to this Agreement, the Draeger BISx System, the Aspect BISx Kit or Aspect Products sold hereunder, shall provide necessary information and assistance reasonably requested by such other Party (at the requesting Party's cost and expense) in the event that such other Party decides that proceedings should be commenced.

            (e)   Termination.

                  In addition to the termination rights set forth in Section 22 hereof, in the event that either Party is in material breach of any provision of this Section 20, the non-breaching Party may, upon thirty (30) days written notice, terminate the license granted in Section 20.1 (c) if the breaching Party does not cure such breach or default within such thirty (30) day period. In addition to the provisions of Section 22 hereof, upon termination of the license granted in Section
                  20.1 (c), or upon termination of this Agreement, for whatever cause:

                  (i) Each Party shall immediately cease and desist from any further use of the other

FINAL                                 21/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                        Party's Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

                  (ii) All rights in the Aspect Trademarks granted to Draeger hereunder shall immediately terminate, and all rights in the Draeger Trademarks granted to Aspect hereunder shall immediately terminate.

            (f)   Promotional Claims.

                  The general form of any promotional claims by Draeger regarding Aspect's Bispectral Index technology and/or the integration of Aspect's Bispectral Index technology in Draeger Patient Monitors, and the specific form of the use of Aspect's trade names and Trademarks, and of intended use claims regarding Aspect's Bispectral Index technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Aspect prior to its publication or display. The general form of any promotional claims by Aspect regarding Draeger's Patient Monitors or the integration of Aspect's Bispectral Index technology in Draeger Patient Monitors, and the specific form of the use of Draeger's trade names and Trademarks, and of intended use claims regarding the Draeger BISx Systems, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Draeger prior to its publication or display.

21.   EXPORT.

      Draeger shall not export, directly or indirectly, Aspect Products (including when integrated into a Draeger Patient Monitor) or other products, information or materials provided by Aspect hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be Draeger's responsibility to comply with the latest United States export regulations, and Draeger shall defend and indemnify Aspect from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Draeger Patient Monitors or other products, information or materials provided by Aspect hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

22.   TERM; DEFAULT AND TERMINATION.

      22.1  Term and Renewal.

            The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years following introduction of the Draeger BISx System. The term of this Agreement shall thereafter be renewed automatically for successive twelve (12) month periods, unless either Party provides written notice of

FINAL                                 22/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            termination to the other Party at least sixty (60) days prior to expiration of the Agreement.

      22.2  Termination for good cause.

            (a)   Termination by Aspect.

                  The Agreement may be terminated by Aspect giving thirty (30) days prior written notice to Draeger in the event Draeger has not filed a 510(k) submission with the FDA for the Draeger BISx System by [**], but only if Aspect has provided an Aspect BISx Kit consistent with the specifications outlined in Exhibit B to Draeger by [**].

            (b)   Termination by Draeger.

                  The Agreement may be terminated by Draeger giving thirty (30) days prior written notice to Aspect if Aspect has failed to provide an Aspect BISx Kit consistent with the specifications outlined in Exhibit B to Draeger by [**].

            (c)   Material Competitive Features.

                  Draeger may terminate this Agreement if the Aspect BISx Kit does not have material competitive features for measuring the hypnotic effects of anesthetic and sedative agents on the brain. In order to exercise its rights under this Section 22.2(c), Draeger must provide [**] prior written notice to Aspect, specifying in reasonable detail the material features or capabilities that are required. Following receipt of such notification, Aspect shall have [**] to include such features in the Aspect BISx Kit. If at the end of such [**] period, Aspect is unable to do so, Draeger may terminate the Agreement.

      22.3  Events of Default.

            The following shall constitute events of default under this
            Agreement:

            (i) if either Party assigns this Agreement or any of its rights or obligations hereunder without the prior written consent of the respective other Party, except: (a) as specifically permitted under this Agreement; or (b) in connection with the sale or other transfer of such Party's business to which this Agreement relates (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in the Party) or

            (ii) if either Party shall neglect or fail to perform or observe any of its material obligations to the other Party hereunder, including, without limiting the generality thereof, the timely payment of any undisputed sums due, and such failure is not cured within thirty (30) days after written notice thereof from the other Party; or

FINAL                                 23/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            (iii) if there is (a) a dissolution, termination of existence, liquidation, insolvency or business failure of either Party, or the appointment of a custodian or receiver of any part of either Party's property, if such appointment is not terminated or dismissed within thirty (30) days; (b) a composition or an assignment or trust mortgage for the benefit of creditors by either Party; (c) the commencement by either Party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (d) the commencement against either Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days ("File for Bankruptcy").

      22.4  Remedies.

            Upon any event of default, and in addition to any other remedies either Party may have at law or in equity, the non-defaulting Party may terminate the Agreement, cancel any outstanding Order, refuse to make or take further Orders or deliveries, and declare all obligations immediately due and payable. Any such termination or other action taken by the non-defaulting Party pursuant to this
            Section 22.4 shall not relieve the defaulting Party of its obligations hereunder and the non-defaulting Party shall retain all legal and equitable remedies after such termination.

23.   INSURANCE.

      Upon request, Aspect shall provide evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding Aspect Products purchased from Aspect. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than 1,000,000 (one million) US$.

24.   DISPUTE RESOLUTION

      24.1  General.

            Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to; (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

FINAL                                 24/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      24.2  Waiver.

            In connection with any Dispute, the parties expressly waive and forego any right to (i) punitive, exemplary, statutory, enhanced or other indirect damages in excess of compensatory damages and (ii) trial by jury.

      24.3  Good Faith Negotiations.

            Any Dispute relating to this Agreement will be resolved first through good faith negotiations between appropriate management-level representatives of each Party having responsibility for the sale or use of products involved.

      24.4  Mediation.

            If within sixty (60) days the parties are unable to resolve the Dispute through good faith negotiation, either Party may submit a Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in Boston, Massachusetts. Mediation will continue for at least thirty (30) days unless the mediator chooses to withdraw sooner. At the request of either Party, the mediator will be asked to provide an evaluation of the Dispute and the Parties' relative positions. Each Party shall bear its own costs of mediation effort.

      24.5  Arbitration.

            After completion of any mediation effort, a Party may submit the Dispute for resolution by arbitration pursuant to the Non-Administered Arbitration Rules of the Center for Public Resources as in effect on the date hereof, unless the parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator; and the arbitration shall be conducted in Boston, Massachusetts. If the resolution of the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of the Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing Party in any arbitration conducted under this Section shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration. The arbitrator shall not award punitive damages as part of the arbitration settlement.

      24.6  Applicable Law.

            The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or, if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous, under the laws of the Commonwealth of Massachusetts. The place of arbitration shall be in Boston, Massachusetts. The Parties agree that the federal and

FINAL                                 25/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            state courts located in the Commonwealth of Massachusetts shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each Party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either Party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

      24.7  Time Limit.

            Except as time barred under any applicable statute of limitations of lesser duration, any claim by either Party shall be time-barred unless the asserting Party commences an arbitration proceeding with respect to such claim within two (2) years after the cause of action has accrued.

      24.8  Provisional or Interim Judicial Measures.

            Notwithstanding any other provision of this Agreement, the Parties expressly agree that prior to the first meeting of the arbitrator either Party shall have the right to apply to any state or federal court in the Commonwealth of Massachusetts or any other court that would otherwise have jurisdiction, for provisional or interim measures.

      24.9  Consolidated Proceedings.

            Each Party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than two parties. The prevailing Party or parties in any arbitration conducted under this paragraph shall be entitled to recover from the other Party or parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.

25.   GENERAL PROVISIONS.

      25.1  Force Majeure.

            In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

      25.2  Publicity.

            Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the

FINAL                                 26/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            prior written approval of the other Party, except as otherwise required by law.

      25.3  Waiver.

            The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

      25.4  No Agency.

            Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

      25.5  Survival of Obligations.

            All obligations of either Party under Sections 11 (Warranty), 12 (Service and Support), 14 (Regulatory Matters), 16 (Ownership and Protection of Results), 18 (Confidentiality), 19 (Indemnities), 20 (Trademarks), 24 (Dispute Resolution), and 25.6 (Limitation on Liability) 14.5 (recall) shall survive the expiration or termination of this Agreement and continue to be enforceable.

      25.6  LIMITATION ON LIABILITY.

            EXCEPT AS PROVIDED IN SECTION 19, EACH PARTY'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED ALL AMOUNTS PAID AND PAYABLE BY DRAEGER TO ASPECT UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF PRODUCTS.

      25.7  Severability.

            In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, unless the stricken provisions affect the basis of the Agreement.

FINAL                                 27/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      25.8  Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles, and the UN Convention on Contracts for the International Sale of Goods shall not be applicable.

      25.9  Notices.

            Any notice or communication with regard to the termination of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to time designate by notice hereunder.

      25.10 Entire Agreement.

            This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement or the Aspect Products purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other. Failure of either Party to object to provisions contained in any Order or other document provided by the other Party shall not be construed as a waiver of the terms and conditions of this Agreement nor an acceptance of any such provision.

      25.11 Headings.

            Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

      25.12 Exhibits:

            The following Exhibits shall be part of this Agreement:

                  Exhibit A: Aspect Products and Purchase Prices

                  Exhibit B: Specifications: Aspect's BISx Kit

                  Exhibit C: Contact Persons/Addresses

                  Exhibit D: Aspect and Draeger Trademarks

FINAL                                 28/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      25.13 Beneficiaries.

            Except for the provisions of Section 19 hereof, which are also for the benefit of the other persons indemnified, this Agreement is solely for the benefit of the parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

      25.14 Assignment.

            Neither Party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Draeger may, without the prior written consent of Aspect, assign and delegate this Agreement and any or all of its rights and obligations hereunder to any of its Affiliates, and provided that either party shall have the right to assign this Agreement in connection with a sale of the business of such party to which this Agreement relates.

IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

Aspect Medical Systems, Inc.                  Draeger Medical Systems, Inc.

By: /s/ J. Neal Armstrong                     By: /s/ William Isenberg
    --------------------------                    ---------------------------

Title: CFO                                    Title: CEO

                                              /s/ Douglas Leavitt
                                                  Strategic Purchasing Manager

FINAL                                 29/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

EXHIBIT A

                       ASPECT PRODUCTS AND PURCHASE PRICES

A)    ASPECT BISX KIT:

      List price for the Aspect BISx Kit: $[**]

      -     Pricing is based on volume and "% of systems shipped BIS Ready"

                  - "BIS Ready" means BIS port standard on all systems ready to accept a BISx system, with BIS software installed on host monitor. If a dedicated BIS port is not utilized, then at least one multi-connector port must be available on a system in order for that system to qualify as "BIS Ready".

      - Discount for "% of systems BIS Ready" takes effect upon commencement of shipment of systems that meet this criteria

      - If Draeger offers a directly competitive product to the Draeger BISx System (any parameter that Draeger claims to be a measure of the hypnotic effect of anesthesia), the discounts for "% of Systems BIS Ready" will be eliminated. Only discounts based on volume of BISx Systems shipped will be available from that time forward.

      - Additional incremental NRE charges and unit cost for customization of the product (i.e. Mold color, labeling), if included in the final product, will be borne by Draeger.

      - Volume discounts are based on the total volume of BISx kits purchased. Each calendar year pricing levels will be set initially based on the volume of BISx kits [**], with subsequent volume discounts realized as additional volume discounts are achieved. The discounted price will apply only to the BISx kits purchased after the volume discount is achieved; it is not retroactive to BISx kits purchased prior to that point.

SYSTEMS SHIPPED    % OF TOTAL SYSTEMS
   WITH BISx           "BIS READY"       BISx PRICE
---------------    ------------------    ----------
     [**]                 [**]%            $[**]
                          [**]%            $[**]
                          [**]%            $[**]

     [**]                 [**]%            $[**]
                          [**]%            $[**]
                          [**]%            $[**]

     [**]                 [**]%            $[**]
                          [**]%            $[**]
                          [**]%            $[**]

      -     Demonstration Aspect BISx Kit: High Volume price based on applicable
                           "BIS Ready" qualification

FINAL                                 30/36

        ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

      - Aspect and Draeger will agree to the initial size of the demonstration pool of Draeger BISx Systems. Demonstration kit pricing will be effective for the initial demonstration pool purchase only.

      - Draeger will be responsible for providing Aspect with documentation, on a [**] basis, of the total number of Draeger BISx Systems installed in the [**], the locations of such Draeger BISx Systems and the dates of sale and installation.

B)    ASPECT BIS SENSORS

      Price for the Aspect BIS Sensors: $[**] per BIS Sensor.

      Volume discounts are based on the total volume of Aspect BIS Sensors purchased (excluding demonstration sensors). Each calendar year pricing levels will be set initially based on the volume of Aspect BIS Sensors [**], with subsequent volume discounts realized as additional volume discounts are achieved. The discounted price will apply only to the Aspect BIS Sensors purchased after the volume discount is achieved; it is not retroactive to Aspect BIS Sensors purchased prior to that point. The volume discounts are as follows:

QUANTITY PER YEAR    BIS SENSOR PRICE
-----------------    ----------------
       [**]               $[**]

       [**]               $[**]

       [**]               $[**]

       [**]               $[**]

      Starter kit of five (5) Aspect BIS Sensors (of like kind): $[**]

      Demonstration kit of five (5) Aspect BIS Sensors (of like kind): $[**]
      NOTE: Demonstration kit Aspect BIS Sensors cannot be resold by Draeger.

      Pricing applicable to [**].

FINAL                                 31/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                                    EXHIBIT B
                         SPECIFICATIONS: ASPECT BISX KIT

            [PICTURE]

            BISx is a device that acquires up to two channels of EEG and computes BIS and other EEG parameters, uniting the functionality of the existing Aspect DSC-XP and Aspect BIS Engine. BISx is designed to mate with Aspect's XP platform 1 or 2 channel sensors. BISx has no display or user interface. It plugs into a host monitor system for display of EEG and processed parameters. BISx is designed for use wherever sedative drugs are administered, including but not limited to the following environments: Operating rooms, Intensive Care Units, Procedural Sedation, and Clinical Research areas.

            The standard BISx acquires EEG via single channel or two channel referential XP platform sensors and XP compatible sensors. The inputs are protected against damage from electrostatic discharge
            (ESD), a direct hit from an electrocautery device, and defibrillation of the patient to which it is attached. The BISx recovers from large signal saturation quickly. The BISx is resistant to electrosurgical (ESU) interference.

            BISx interfaces to one or more of the following interfaces: standard RS-232 asynchronous interface, RS-232 type asynchronous interface but with TTL 3.3V signal levels, Universal Serial Bus (USB) interface, or RS-485 interface. Availability of interfaces may be limited by the specific monitor cable connected to BISx. All interface versions also support USB interfacing for software upgrade and download purposes. BISx can be connected and disconnected to an already powered up host monitor. The host monitor should automatically detect its presence and configure it accordingly.

            The BISx is designed to be placed near the patient's head. It is unobtrusive and conveniently handled. It is sealed so as not to allow liquids to enter when splashed. The enclosure is not painted, but rather is of materials that are a solid color throughout. The BISx includes a convenient method for attaching and de-attaching the enclosure to surgical draperies, sheets, or an IV pole.

FINAL                                 32/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            The BISx connects to a sensor via the Aspect PIC Plus (Aspect part number 186-0107). The PIC Plus is approximately [**]. The PIC Plus connection is integral to the enclosure (no pigtail), and can be detached from the box for service or replacement without the use of tools. The enclosure is sealed against liquid ingress even when the PIC is detached.

            The BISx is attached to the host monitoring system via a [**]. The wire is narrow and highly flexible. The monitor connection is integral to the enclosure (no pigtail), and may require the use of tools for detachment from the box for service or replacement. The enclosure is sealed against liquid ingress only when the monitor cable is attached. The connector on the host monitor end is chosen in collaboration with the OEM host partner company. There are no adjustable parts inside the BISx. The cables may be replaced without opening the enclosure.

            The BISx software is stored in reprogrammable FLASH memory. Software upgrades can be accomplished on-site or remotely via the serial / USB interface. Each BISx is given a unique serial identifier, allowing for electronic identification and tracking of every BISx.

            [**]
            Main Parameters:          [**]
            Bispectral Index:         0 - 100 unitless scale

            USB Interface:            [**]
            RS-232 Interface:         [**]
            RS-485 Interface:         [**]

            Dimensions (main body):   [**]
                                      [**]
            Weight:                   [**]
                                      [**]
                                      [**]
            Cable Length:             [**]
                                      [**]
                                      [**]
            Temperature:              [**]
                                      [**]
            Humidity:                 [**]
                                      [**]
            Pressure:                 [**]
                                      [**]
            Electrical Safety:        [**]
            Input Impedance:          [**]
            Noise (RTI):              [**]
            Input Range:              [**]
            EEG Bandwidth:            [**]
            A/D Conversion:           [**]

FINAL                                 33/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

            Sample Rate:              [**]
            Patient Leakage:          [**]

FINAL                                 34/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                                    EXHIBIT C
                            CONTACT PERSONS/ADDRESSES

CONTACT PERSONS AND RESPONSIBILITIES AT ASPECT:

                                                                                               EMAIL
                                                                                           PHONE NUMBER
    PERSON                     TITLE                        RESPONSIBILITY                  FAX NUMBER
---------------    -----------------------------    ------------------------------    -----------------------
Joan Rubin         Director, Global Partnerships    Contract and Marketing            jrubin@aspectms.com

Steve Mesrobian    Manager, OEM Engineering         Project Manager                   smesrobian@aspectms.com

Steve Perez        Director, Quality Systems        Quality and Regulatory Matters    sperez@aspectms.com

   MAILING ADDRESS: Aspect Medical Systems, Inc.
                    141 Needham St.
                    Newton, MA 02464
                    USA

CONTACT PERSONS AND RESPONSIBILITIES AT DRAEGER:

[To be provided by Draeger within thirty (30) days of the date of this Agreement]

                                                                                               EMAIL
                                                                                           PHONE NUMBER
    PERSON                     TITLE                        RESPONSIBILITY                  FAX NUMBER
---------------    -----------------------------    ------------------------------    -----------------------
_______________    _____________________________    ______________________________    _______________________

_______________    _____________________________    ______________________________    _______________________

_______________    _____________________________    ______________________________    _______________________

_______________    _____________________________    ______________________________    _______________________

   MAILING ADDRESS: Draeger Medical Systems, Inc.

FINAL                                 35/36

         ASPECT/DRAEGER BISx DEVELOPMENT, PURCHASE AND LICENSE AGREEMENT

                                    EXHIBIT D
                          ASPECT AND DRAEGER TRADEMARKS

ASPECT TRADEMARKS        REFERENCE

Aspect(R)                Aspect  is a registered trademark of Aspect Medical
                         Systems, Inc.

A-2000(TM)               A-2000 is a trademark of Aspect Medical Systems, Inc.

Bispectral Index(R)      Bispectral is a registered trademark of Aspect Medical
                         Systems, Inc.

BIS(R)                   BIS is a registered trademark of Aspect Medical
                         Systems, Inc.

[BIS LOGO]               BIS logo is a registered trademark of Aspect Medical
                         Systems, Inc.

DRAEGER TRADEMARKS       REFERENCE

FINAL                                 36/36